As filed with the Securities and Exchange Commission on August 5, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UL Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	27–0913800
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
333 Pfingsten Road
Northbrook, Illinois 60062
(847) 272-8800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Scott L. D’Angelo
Executive Vice President, Chief Legal Officer & Corporate Secretary
UL Solutions Inc.
333 Pfingsten Road
Northbrook, Illinois 60062
(847) 272–8800
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Cathy A. Birkeland, Esq.
Christopher D. Lueking, Esq.
Latham & Watkins LLP
330 N. Wabash Avenue, Suite 2800
Chicago, Illinois 60611
(312) 876–7700
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
UL Solutions Inc.
Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
Class A Common Stock Offered
by Selling Securityholders
We may offer and sell the securities identified above, and certain of our stockholders (“selling securityholders”) may offer and sell shares of our Class A common stock, par value $0.001 per share, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Class A common stock by the selling securityholders.
Each time we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “ULS.” On August 4, 2025, the last reported sale price of our Class A common stock on the NYSE was $73.04 per share.
We have two classes of common stock outstanding, Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting, conversion and transfer rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes, is convertible at the election of the holder thereof into one share of Class A common stock at any time and is subject to mandatory conversion upon the occurrence of certain events.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 5, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings, and the selling securityholders named in a supplement to this prospectus may sell shares of our Class A common stock from time to time in one or more offerings, in each case as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or they will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus, and any prospectus supplement or free writing prospectus, may contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe our sources are reliable, we do not guarantee the accuracy or completeness of any such information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, or in any prospectus supplement or applicable free writing prospectus, may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus or any applicable prospectus supplement. Accordingly, investors should not place undue reliance on any such information.
When we refer to “UL Solutions,” “we,” “our,” “us” and the “Company” in this prospectus, we mean UL Solutions Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
This prospectus contains or incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, certain of our trademarks, service marks and trade names, including our registered UL-in-a-circle certification mark (the “UL Mark”) and our logo, which are protected under applicable intellectual property laws. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus, or in any prospectus supplement or free writing prospectus, may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement or free writing prospectus, including the information we incorporate by reference herein or therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus and any accompanying prospectus supplement or free writing prospectus, including the information we incorporate by reference herein or therein, may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding our expected growth and future capital expenditures, are forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “likely,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” and variations of these terms and similar expressions, or the negative of these terms or similar expressions (although not all forward-looking statements may contain such words). We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
•any failure on our part to protect and maintain our brand and reputation, or the impact on our brand or reputation of third-party events or actions outside of our control;
•risks associated with our information technology and software, including those relating to any future data breach or other cybersecurity incident;
•the potential disruption of the TIC and S&A (each as described herein) industries by technological advances in artificial intelligence;
•our ability to innovate, adapt to changing customer needs and successfully introduce new products and services in response to changes in our industries and technological advances;
•our ability to compete in our industries and the effects of increased competition from our competitors;
•risks associated with conducting business outside the United States, including those relating to fluctuations in foreign currency exchange rates; the imposition of tariffs and enhanced trade, import or export restrictions; and global, regional or political instability;
•risks associated with our operations in China, which subject us and UL-CCIC Company Limited, our joint venture with the China Certification & Inspection (Group) Co., Ltd. (“CCIC”), to China’s complex and rapidly evolving laws, which may be interpreted, applied or enforced inconsistently or in ways inconsistent with our current operations, as well as risks associated with the fact that the Chinese government has the power to exercise significant oversight and discretion over, and intervene in and influence, our business operations in China;
•the relationship between the United States and China and between us and CCIC, as well as changes in U.S. and Chinese regulations affecting our business operations in China;
•any failure on our part to attract, hire or retain our key employees, including our senior leadership and our skilled and trained engineering, technical and professional personnel;
•the level of our customers’ satisfaction and any failure on our part to properly and timely perform our services, meet our contractual obligations or fulfil our customers’ needs;

•changes to the relevant regulatory frameworks or private sector requirements, including any requirement that we accept third-party test results or certifications of components, end products, processes or systems or any changes that result in a reduction in required inspections, tests or certifications or harmonized international or cross-industry benchmarks and standards;
•our ability to adequately maintain, protect and enhance our intellectual property, including the UL Mark and other certification marks;
•our ability to implement our growth strategies and initiatives successfully;
•our reliance on third parties, including subcontractors and outside laboratories;
•our ability to obtain and maintain the requisite licenses, approvals, accreditations and delegations of authority necessary to conduct our business;
•the outcomes of current and future legal proceedings;
•our level of indebtedness and future cash needs;
•failure to generate sufficient cash to service our indebtedness;
•a change in the assumptions we use to value our goodwill or intangible assets, or the impairment of our goodwill or intangible assets;
•constraints imposed on our ability to operate our business or make necessary capital investments due to our outstanding indebtedness;
•the increased expenses and responsibilities associated with being a public company;
•the significant influence that ULSE Inc. (“UL Standards & Engagement”) has over us, including pursuant to its rights under our amended and restated certificate of incorporation (the “Charter”) and our Stockholder Agreement with UL Standards & Engagement, dated April 2, 2024 (the “Stockholder Agreement”);
•natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses;
•changes in tax laws in jurisdictions in which we operate or adverse outcomes resulting from examination of our or our affiliates tax returns; and
•the other factors discussed in our filings with the SEC from time to time.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus and any accompanying prospectus supplement, including the information we incorporate by reference herein or therein.
If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us, or others acting on our behalf, are expressly qualified in their entirety by the cautionary statements above.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and the statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus, and any accompanying prospectus supplement or free writing prospectus, including the information we incorporate by reference herein or therein, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website, the address of which is www.sec.gov, which contains such reports, proxy statements and other information.
Our website address is www.ul.com. The information on our website, however, is not, and should not be deemed to be, a part of, or incorporated by reference in, this prospectus, any prospectus supplement or the registration statement of which they form a part.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus, any prospectus supplement or any free writing prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement or free writing prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 10-K”) filed with the SEC on February 20, 2025.
•The information specifically incorporated by reference into our 2024 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2025.
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed with the SEC on May 6, 2025 and August 5, 2025, respectively.
•Our Current Reports on Form 8-K filed with the SEC on February 14, 2025 (other than the information contained under Item 7.01) and May 22, 2025.
•The description of our capital stock contained in Exhibit 4.2 to our 2024 Form 10-K and any amendment or report filed with the SEC for the purpose of updating the description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
UL Solutions Inc.
333 Pfingsten Road
Northbrook, Illinois 60062
Attention: Corporate Secretary
(847) 272-8800
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
UL Solutions Inc. is a global safety science leader that provides testing, inspection and certification (“TIC”) services and related software and advisory offerings to customers worldwide. We work for a safer world. Our mission drives our actions, inspires our employees and is the key to our success. We strive to be our customers’ most trusted science-based safety, security and sustainability partner. Our history dates back to our founding in 1894 as part of the nonprofit Underwriters Electrical Bureau, a predecessor to Underwriters Laboratories Inc. (“UL Research Institutes”), UL Standards & Engagement and UL Solutions. UL Research Institutes is the sole member of UL Standards & Engagement, which controls the majority of the voting power of our common stock.
As the largest TIC services provider headquartered in North America (by revenue) with a global network of laboratories, we provided a comprehensive set of product safety, security and sustainability solutions to more than 80,000 customers across over 110 countries in 2024. The outsourced product TIC market, where we currently focus, is served by our Industrial and Consumer segments, which provide comprehensive testing, inspection and certification services to customers across a broad array of end markets. Our Software and Advisory (“S&A”) segment is a global provider of software, data and advisory solutions, enabling our customers to manage complex regulatory requirements, deliver supply chain transparency and operationalize sustainability. We generate revenue in these segments and the following service categories: Certification Testing; Ongoing Certification Services; Non-certification Testing and Other Services; and Software. As the global economy continues to evolve and becomes more digital and inter-connected, our customers continue to seek ways to bridge traditional TIC needs with next generation cloud-based software and services to better mitigate risk and enhance their business performance.
Corporate Information
UL Solutions was incorporated as Underwriters Laboratories (USA) Inc. in 2008 and changed its name to UL Inc. in 2011. In 2012, UL Research Institutes transferred its TIC activities to UL Inc., and in 2021, UL Research Institutes transferred its standards activities to UL Standards & Engagement. On June 16, 2022, we changed our name to UL Solutions Inc. UL Research Institutes remains a tax-exempt nonprofit organization and continues to engage in scientific research activities. UL Solutions remains an indirect subsidiary of UL Research Institutes, with the same goal of advancing public safety.
Our corporate headquarters are located at 333 Pfingsten Road, Northbrook, Illinois 60062, and our telephone number is (847) 272‑8800. Our website is www.ul.com; however, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference in, this prospectus, any prospectus supplement or the registration statement of which they form a part.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus.
The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in this prospectus and in our most recent Annual Report on Form 10-K, as well as in the applicable prospectus supplement and in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of our Class A common stock by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and certain provisions of the Delaware General Corporation Law (the “DGCL”) is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Charter, our Bylaws (as defined below), the Stockholder Agreement and the Registration Rights Agreement (as defined below), which have each been publicly filed with the SEC, as well as the relevant provisions of the DGCL. See “Where You Can Find More Information; Incorporation by Reference.” As used in this section only, “UL Solutions,” “we,” “our” or “us” refer to UL Solutions Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires. Capitalized terms used but not defined herein shall have the respective meanings given to them in the relevant document.
General
Under our Charter, we are authorized to issue up to:
•1,000,000,000 shares of Class A common stock, par value $0.001 per share;
•500,000,000 shares of Class B common stock, par value $0.001 per share; and
•10,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which our board of directors may establish from time to time.
Pursuant to our Charter, our board of directors has the authority, without stockholder approval, except as required by the listing standards of the NYSE, to issue additional shares of our Class A common stock.
Certain provisions of our Charter, our amended and restated bylaws (the “Bylaws”) and the Stockholder Agreement summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that you might consider in our best interest, including those attempts that might result in a premium over the market price for the shares of Class A common stock.
Common Stock
We have two classes of authorized common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting, conversion and transfer rights.
Dividend Rights
Holders of shares of our Class A common stock and Class B common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding stock. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal its book value.
Voting Rights
Holders of our Class A common stock are entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of stockholders, and holders of our Class B common stock are entitled to ten votes for each share of Class B common stock held on all matters submitted to a vote of stockholders. The holders of our Class A common stock and Class B common stock vote together as a single class, unless otherwise required by law, our Charter or the Stockholder Agreement. Delaware law could require either holders of our Class A common stock or Class B common stock to vote separately as a single class in certain circumstances, including: (i) if we were to seek to amend our Charter to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and (ii) if we were to seek to amend our Charter in a manner that alters or changes the powers, preferences or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.
The holders of our Class A common stock and Class B common stock do not have cumulative voting rights in the election of directors.
No Preemptive or Similar Rights
Holders of our Class A common stock and Class B common stock do not have preemptive, subscription, redemption or conversion rights (except, with respect to the Class B common stock, for the conversion rights noted below). There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Conversion
Each outstanding share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our Charter.
Each outstanding share of our Class B common stock will automatically convert into one share of Class A common stock at the earlier of 5:00 p.m. New York City time on (i) April 16, 2031, which is the seven year anniversary of the date of the closing of our initial public offering (the “IPO”) and (ii) the date on which the number of outstanding shares of Class B common stock held by UL Standards & Engagement and certain permitted transferees represents less than 35% of the shares of Class B common stock held by UL Standards & Engagement immediately following the IPO (the “Sunset Date”).
Once converted into Class A common stock, the Class B common stock may not be reissued.
Right to Receive Liquidation Distributions
In the event of our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and Class B common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of, and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Fully Paid and Non-Assessable
All shares of our Class A common stock and Class B common stock currently outstanding are fully paid and non-assessable.
Preferred Stock
Our Charter authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock are available for issuance without further action by the holders of our Class A common stock or Class B common stock. Our board of directors has the discretion to determine, without stockholder approval, except as provided in our Charter and the Stockholder Agreement or as required by law, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:
•the designation of the series;

•the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable;
•the redemption or repurchase rights and price or prices, if any, for shares of the series;
•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices, or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series; and
•the voting rights, if any, of the holders of the series.
We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in our best interest or in which the holders of our common stock might receive a premium over the market price of the shares of our Class A common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock. We have no current plan for the issuance of any shares of preferred stock.
Registration Rights
In connection with our IPO, we entered into a Registration Rights Agreement with UL Standards & Engagement, dated April 2, 2024 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, UL Standards & Engagement has certain registration rights, as set forth below. Such registration rights will terminate upon the date that (i) UL Standards & Engagement (and any of its Rule 144 affiliates, if any) holds less than 1% of our outstanding common stock and (ii) all shares of common stock held by UL Standards & Engagement are eligible to be sold in a 90-day period without restriction or under Rule 144. Under the Registration Rights Agreement, we are generally required to pay all expenses (other than underwriting discounts and commissions and certain other expenses) related to any registration effected pursuant to the exercise of such registration rights.
Demand Registration Rights
UL Standards & Engagement is entitled to certain demand registration rights. UL Standards & Engagement may request that we file a registration statement to register the offer and sale of its shares. However, we will not be obligated to effect a demand registration within 90 days after the effective date of a previous demand registration or any previous registration under which UL Standards & Engagement had piggyback rights wherein UL Standards & Engagement sold at least 50% of the registrable securities included therein. Each such request for registration must cover securities the aggregate offering price of which is at least $50 million (without regard to underwriting discounts and commissions). We are also not obligated to effect a demand registration during the regular trading blackout period for our directors, officers and other certain employees. We are only obligated to effect up to four registrations on Form S-1 or similar long-form registration statement if we do not qualify to register securities pursuant to Form S-3 or similar short-form registration statement.

Form S‑3 Registration Rights
UL Standards & Engagement is also entitled to certain Form S‑3 registration rights. At any time when we are eligible to file a registration statement on Form S‑3, UL Standards & Engagement may request that we register the offer and sale of its shares on a registration statement on Form S‑3 so long as the request covers securities the aggregate public offering price of which is at least $25 million. However, we will not be obligated to effect a demand registration within 90 days after the effective date of a previous demand registration or any previous registration under which UL Standards & Engagement had piggyback rights wherein UL Standards & Engagement sold at least 50% of the registrable securities included therein. There is no limit on the aggregate number of such registrations.
In the case of each of the rights related to demand registrations and Form S-3 registrations described above (together, “demand registrations”), if our board of directors determines in good faith that it would be materially detrimental to us to effect such a demand registration or that such a registration would reasonably be expected to have a material adverse effect on us or any plan or proposal by us to engage in certain significant transactions, we have the right to postpone such registration (not more than twice or for more than 120 days during any twelve‑month period). The foregoing demand registration rights are subject to a number of additional exceptions and limitations.
Piggyback Registration Rights
UL Standards & Engagement is also entitled to certain “piggyback” registration rights. If we propose to register shares of our common stock or other securities under the Securities Act, either for our own account or for the account of other securityholders, in connection with such offering, UL Standards & Engagement may request that we include its shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to (i) a registration pursuant to the demand registration rights described in the paragraphs above, (ii) a registration on Form S-8 or (iii) a registration on Form S-4, UL Standards & Engagement is entitled to notice of the registration and has the right, subject to certain limitations, to include its shares of common stock in the registration.
Anti-Takeover Provisions
The DGCL, the Stockholder Agreement, our Charter and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Shares
The authorized but unissued shares of Class A common stock, Class B common stock and preferred stock are available for future issuance without stockholder approval (other than any approval of UL Standards & Engagement that may be required under our Charter and the Stockholder Agreement), subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A common stock, Class B common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
No Cumulative Voting
Our Charter does not provide for cumulative voting in the election of directors.
Dual Class Stock
As described above, our Charter provides for a dual class common stock structure, which provides holders of our Class B common stock with significant influence over matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or all or substantially all of its assets. Each share of Class B common stock is entitled to ten votes for each share of Class B common stock held on all matters submitted to a vote of stockholders.
Issuance of Undesignated Preferred Stock
Our board of directors has the authority, without further action by our stockholders, except as provided in our Charter and the Stockholder Agreement, to issue 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.
Classified Board; Removal of Directors; Vacancies
Our Charter provides that, from and after the Sunset Date, our board of directors will be comprised of three classes of directors, with each class serving a three-year term beginning and ending in different years than those of the other two classes. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Subject to the rights of UL Standards & Engagement pursuant to the Stockholder Agreement, from and after the Sunset Date, directors will only be permitted to be removed for cause by the affirmative vote of at least two-thirds of the voting power of our outstanding common stock. Furthermore, subject to the rights of UL Standards & Engagement contained in our Charter and the Stockholder Agreement, our board of directors has the exclusive right to set the size of the board of directors and, except in the case of a vacancy arising with respect to a director designated by UL Standards & Engagement where they continue to have a right of designation pursuant to our Charter and the Stockholder Agreement, our board of directors has the sole power to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise. This system of electing and removing directors and filling vacancies may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.
Action Without a Meeting; Special Meetings of Stockholders
Our Charter provides that, from and after the Sunset Date, our stockholders will not be permitted to act without a meeting or by written consent, which may lengthen the amount of time required to take stockholder actions. In addition, our Charter provides that, from and after the Sunset Date, special meetings of the stockholders will be permitted to be called only by the chairperson of our board of directors, our CEO or our board of directors. From and after the Sunset Date, stockholders will not be permitted to call a special meeting of stockholders, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our common stock to take any action, including the removal of directors.
Section 203 of the DGCL
As a Delaware corporation, we are subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents “interested stockholders” from engaging in certain “business combinations” for a period of three years following the time that such stockholder became an interested stockholder, unless:
•prior to the time such stockholder became an interested stockholder, the board approved the transaction that resulted in such stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned 85% of the voting stock of the company outstanding at the time the transaction commenced (excluding certain shares); or
•following board approval, the business combination receives the approval of the holders of at least two-thirds of our outstanding common stock not owned by such interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock.
Our Charter provides that, until the Sunset Date, we will not be governed by Section 203 of the DGCL, and from and after the Sunset Date, we will be governed by Section 203 of the DGCL. During the time we are governed by Section 203 of the DGCL, we expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Exclusive Venue
Our Charter provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action, suit, or proceeding brought on our behalf; (ii) any action, suit, or proceeding asserting a claim of breach of fiduciary duty owed by any of our current or former directors, officers or other employees or stockholders to us or to our stockholders, creditors or other constituents; (iii) any action, suit or proceeding asserting a claim arising pursuant to the DGCL, our Charter or our Bylaws, or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; provided that the exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction.
Our Charter further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
Amendment of Charter or Bylaws
Subject to the rights of UL Standards & Engagement under the Stockholder Agreement (certain of which are also contained in our Charter), our Charter requires the approval of the holders of at least a majority of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors in order to amend certain provisions, provided that, from and after the Sunset Date, the amendment or adoption of our Charter will require the approval of the holders of at least two-thirds of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of our directors. Subject to the rights of UL Standards & Engagement under the Stockholder Agreement (certain of which are also contained in our Charter), our Charter provides that the approval of the holders of at least a majority of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors is required for stockholders to amend or adopt any provision of our Bylaws, provided that, from and after the Sunset Date, the amendment or adoption of the Bylaws will require the approval of the holders of at least two-thirds of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of our directors.
In addition, pursuant to our Charter and the Stockholder Agreement, until UL Standards & Engagement no longer beneficially owns at least 25% of the voting power of our then-outstanding voting stock, certain significant corporate actions taken by us or our subsidiaries require the prior written consent of UL Standards & Engagement.
The combination of the provisions of our Charter, Bylaws and the Stockholder Agreement could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Charter includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the director’s duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director derived an improper personal benefit.
Our Bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification and advancement provisions in our Charter and our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. As of the date of this prospectus, there is no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.
We have also entered into an indemnification agreement with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
Corporate Opportunities
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Charter, to the fullest extent permitted by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, any business opportunities that are from time to time presented to (i) UL Standards & Engagement, (ii) any director, officer or employee of UL Standards and Engagement or (iii) any of its or their affiliates (other than UL Solutions or any of our subsidiaries), each such person being an “Exempt Person.” Our Charter provides that, to the fullest extent permitted by law, our Exempt Persons will not have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we now engage or propose to engage or (2) otherwise competing with us. In addition, to the fullest extent permitted by law, if any Exempt Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such Exempt Person or any of such Exempt Person’s respective affiliates, on the one hand, and for UL Solutions or its subsidiaries, on the other hand, such Exempt Person will have no duty to communicate or offer such transaction or business opportunity to us and such Exempt Person may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other person or entity.
To the fullest extent permitted by Delaware law, no potential transaction or business opportunity may be deemed to be a corporate opportunity of ours unless (i) we would be permitted to undertake such transaction or opportunity in accordance with our Charter, (ii) we have sufficient financial resources to undertake such transaction or opportunity, (iii) we have an interest or expectancy in such transaction or opportunity and (iv) such transaction or opportunity would be in the same or similar line of business in which we are engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business. Our Charter does not renounce our interest in any business opportunity that is expressly offered to a director, executive officer or employee of the Company, solely in his or her capacity as a director, executive officer or employee of the Company. Lastly, the Charter provides that the provision with respect to the corporate opportunity waiver will terminate on the later of the Sunset Date or the date upon which none of our officers or directors is also an officer or director of any affiliate or successor entity of UL Standards & Engagement.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of UL Solutions. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment in cash of the fair value of their shares as determined by the Court of Chancery in the State of Delaware.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction of which such stockholder complains or such stockholder’s shares thereafter devolved upon such stockholder by operation of law and such suit is brought in the Court of Chancery in the State of Delaware. See “—Anti-Takeover Provisions—Exclusive Venue” above.
Stock Exchange Listing
Our Class A common stock is listed on the NYSE under the symbol “ULS.”
Transfer Agent
The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and Computershare Trust Company, N.A., as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the respective meanings specified in the indenture.
As used in this section only, “UL Solutions,” “we,” “our” or “us” refer to UL Solutions Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by a Board Resolution, a supplemental indenture or an Officer’s Certificate pursuant to authority granted under a Board Resolution. (Section 2.02) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount, as may be set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title of the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which we will pay the principal and any premium on the debt securities;
•the rate or rates (which may be fixed or variable per annum) or the method used to determine the rate or rates at which the debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for determining holders of the debt securities to whom such interest is payable, and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•the currency of denomination of the debt securities, if other than the U.S. dollar, and the manner of determining the equivalent thereof in U.S. Dollars for any purpose, including for purposes of determining the aggregate principal amount of Notes outstanding thereunder at any time, any places in addition to or instead of the offices of the trustee where the principal, premium, and interest on the debt securities will be payable or the method of such payment;
•the price or prices at which, the period or periods within which, and the terms and conditions upon which we may redeem the debt securities;

•whether the debt securities are to be issued in registered form or bearer form or both and, if the debt securities are to be issued in bearer form, whether coupons will be attached to them, whether debt securities in bearer form may be exchanged for debt securities issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;
•if the debt securities are to be issued in bearer form, whether certain additional interest payment or tax redemption provisions will apply, whether interest with respect to certain temporary debt securities in bearer form will be paid to any clearing organization and the terms and conditions applicable to such payment, and the terms upon which certain temporary debt securities may be exchanged for more definitive debt securities in bearer form;
•any obligation we have to redeem, purchase, or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the prices, periods, and terms and conditions upon which such debt securities shall be redeemed, repurchased, or repaid;
•the terms, if any, upon which the debt securities may be convertible into or exchanged for any of our stock, other debt securities, or warrants and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price, rate, or period;
•the denominations in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;
•if the amount of principal, premium, or interest with respect to the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
•if the principal amount payable at the maturity date of the debt securities will not be determinable on a date prior to such maturity date, the amount that will be deemed to be such principal amount as of any such date for any purpose, and, if necessary, the manner of determining the equivalent thereof in U.S. dollars;
•any changes to legal defeasance, covenant defeasance, and satisfaction and discharge under the indenture;
•if other than the full principal amount, the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date;
•the terms, if any, of the transfer, mortgage, pledge, or assignment as security for the debt securities of any collateral, including the applicability of any provisions of the Trust Indenture Act of 1939 and any corresponding changes to provisions of the indenture as then in effect;
•any addition to, elimination of, or change in the Events of Default described in this prospectus or in the indenture which applies to the debt securities and any change in the right of the trustee or the holders of such debt securities to declare the principal amount of and any premium and interest on such debt securities due and payable pursuant to the acceleration provisions described in this prospectus or in the indenture;
•whether the debt securities will be issued in the form of global debt securities, the terms and conditions, if any, upon which such global debt securities may be exchanged for definitive debt securities, and the depositary and form of any legends for such global debt securities;
•any trustee, authenticating agent, paying agent, transfer agent, service agent, or registrar;
•the applicability of, and any addition to, elimination of, or change in, the covenants described in this prospectus or in the indenture with respect to the debt securities;
•with regard to debt securities that do not bear interest, the dates for certain required reports to the trustee;
•the intended material U.S. federal income tax consequences of the debt securities;
•the terms applicable to the debt securities that provide for an amount less than the stated principal amount thereof, including the rates at which such original issue discount will accrue; and

•any other terms of the debt securities (which terms are not prohibited by the provisions of the indenture). (Section 2.02)
In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the Board Resolution, the Officer’s Certificate or the supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, material U.S. federal income tax considerations, specific terms, and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “definitive debt security”), as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in definitive form.
Definitive Debt Securities
You may transfer or exchange definitive debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of definitive debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of definitive debt securities only by presenting the certificate representing those definitive debt securities to us, accompanied by a duly executed written instrument of transfer. You may effect the right to receive the principal of and premium and interest on definitive debt securities only by presenting or surrendering the certificate representing those definitive debt securities to us.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee thereof. See “Global Securities.”
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control) which could adversely affect holders of debt securities.
Covenants
Limitations on Liens
The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, assume, or permit to exist, any Lien to secure Indebtedness, other than Permitted Liens, on any Principal Property, or upon

Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Subsidiary, now or hereafter acquired, in each case, without effectively providing concurrently that the debt securities are secured equally and ratably with such Indebtedness, for so long as such Indebtedness shall be so secured. (Section 4.07)
“Permitted Liens” means:
(i)Liens existing on the date of the indenture;
(ii)Liens in favor of the Company or a Restricted Subsidiary;
(iii)Liens on any property existing at the time of the acquisition thereof;
(iv)Liens on any property of a Person or its subsidiaries existing at the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary, or Liens on any property of a Person existing at the time such Person becomes a Restricted Subsidiary;
(v)Liens to secure all or part of the cost of acquisition (including Liens created as a result of an acquisition by way of Capital Lease), construction, development, or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purposes; provided, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (A) the completion of the acquisition, construction, development, or improvement of such property and (B) the placing in operation of such property or of such property as so constructed, developed, or improved;
(vi)Liens securing industrial revenue, pollution control, or similar bonds; and
(vii)any extension, renewal, or replacement (including successive extensions, renewals, and replacements), in whole or in part, of any Lien referred to in any of clauses (i), (iii), (iv), or (v) of this definition of Permitted Liens that would not otherwise be permitted pursuant to any of clauses (i) through (vi), to the extent that (A) the principal amount of Indebtedness secured thereby and not otherwise permitted to be secured pursuant to any of clauses (i) through (vi) of this definition of Permitted Liens does not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, or replacement, so secured at the time of any such extension, renewal, or replacement, except that where (1) the Indebtedness so secured at the time of any such extension, renewal, or replacement was incurred for the sole purpose of financing a specific project and (2) additional Indebtedness is to be incurred in connection with such extension, renewal, or replacement solely to finance the completion of the same project, the additional Indebtedness may also be secured by such Lien; and (B) the property that is subject to the Lien serving as an extension, renewal, or replacement is limited to some or all of the property that was subject to the Lien so extended, renewed, or replaced.
Notwithstanding the restrictions described above, the Company and its Restricted Subsidiaries may, directly or indirectly, create, assume or permit to exist any Lien that would otherwise be subject to the restrictions set forth in the first paragraph of this section without equally and ratably securing the debt securities if, at the time of such creation, assumption or permission, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of outstanding Indebtedness secured by Liens which would otherwise be subject to such restrictions (not including Permitted Liens) plus all Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to any Principal Property (not including such transactions described under any of clauses (i) through (v) as set forth below under “—Sale and Leaseback Transactions”), does not exceed the greater of $400.0 million and 15% of Consolidated Total Assets.

Sale and Leaseback Transactions
The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:
(i)the Sale and Leaseback Transaction is solely with the Company or another Subsidiary;
(ii)the lease in such Sale and Leaseback Transaction is for a period not in excess of three years, including renewal rights;
(iii)the lease in such Sale and Leaseback Transaction secures or relates to industrial revenue, pollution control or similar bonds;
(iv)the Sale and Leaseback Transaction is entered into prior to or within 18 months after the purchase or acquisition of the Principal Property which is the subject of such Sale and Leaseback Transaction;
(v)the proceeds of the Sale and Leaseback Transaction are at least equal to the fair market value (as determined by the Company’s board of directors in good faith) of the Principal Property which is the subject of the Sale and Leaseback Transaction and prior to or within 180 days after the sale of such Principal Property, the Company applies an amount equal to the greater of (A) the net proceeds of such sale, and (B) the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction to (1) the retirement of long-term Indebtedness that is not subordinated to any debt securities issued under the indenture and that is not Indebtedness owed to the Company or a Subsidiary, or (2) the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased; or
(vi)the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions with respect to any Principal Property (not including any Sale and Leaseback Transactions described under any of clauses (i) through (v) set forth immediately above), plus the aggregate principal amount of outstanding Indebtedness secured by Liens upon Principal Properties or Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Subsidiary then outstanding (not including any such Indebtedness secured by Permitted Liens) which do not secure such debt securities equally and ratably with (or on a basis that is prior to) the other Indebtedness secured thereby, would not exceed the greater of $400.0 million and 15% of Consolidated Total Assets. (Section 4.08)
Mergers, Consolidations and Sales
Unless otherwise provided for a particular series of debt securities by a Board Resolution, a supplemental indenture, or an Officer’s Certificate, the Company shall not consolidate with or merge into any other Person or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, to any Person, unless:
•the Person surviving such consolidation or merger (if not the Company) or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, shall be a corporation, partnership, limited liability company, trust or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or Canada, Ireland, Luxembourg, the Netherlands, Switzerland or the United Kingdom and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the indenture on the part of the Company to be performed or observed;
•immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the

Company or such Subsidiary at the time of such transaction, no default or Event of Default shall have occurred and be continuing; and
•the Company shall have delivered to the trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the terms of the indenture and that all conditions precedent provided for therein relating to such transaction have been complied with.
These restrictions will not apply to:
•any sale, assignment, transfer, conveyance, lease, or other disposition of assets solely between or among the Company and its Subsidiaries; or
•any conversion of the Company from a corporation to a limited liability company, from a limited liability company to a corporation, from a limited liability company to a limited partnership, or a similar conversion. (Section 5.01)
This covenant includes a phrase relating to the sale or other transfer of “all or substantially all” of the Company’s and its Subsidiaries’ properties and assets, taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the Company’s and its Subsidiaries’ properties and assets, taken as a whole. As a result, it may be unclear as to whether the Company is required to comply with these provisions.
Certain Definitions
“Attributable Indebtedness” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates, and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.
“Capital Lease” means any lease of any Principal Property that is or should be accounted for as a finance lease on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.
“Consolidated Total Assets” means, at any date of determination, the amount representing the total assets of the Company and its Subsidiaries that appear on the most recent fiscal quarter end consolidated balance sheet of the Company and its Subsidiaries on such date prepared in accordance with GAAP.
“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“Indebtedness” means indebtedness of, or guaranteed or assumed by, the Company for borrowed money, including indebtedness evidenced by bonds, debentures, notes, or other similar instruments and reimbursement and cash collateralization of letters of credit, bankers’ acceptances, interest rate hedge, and currency hedge agreements, if any such indebtedness would appear as a liability upon a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP (not including contingent liabilities that appear only in a footnote to such balance sheet).
“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
“Non-Recourse Indebtedness” means any Indebtedness the terms of which provide that the lender’s claim for repayment of such Indebtedness is limited solely to the single property or group of related properties that secure such Indebtedness.
“Principal Property” means any contiguous or proximate parcel of real property owned by, or leased to, the Company or any of its Subsidiaries, and any property related buildings, fixtures or other improvements, having a gross book value (without deduction of any depreciation reserves), as of the date of determination, in excess of the greater of $50,000,000 and 3% of Consolidated Total Assets.
“Restricted Subsidiary” means any Subsidiary of the Company which owns or leases Principal Property.
“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby the Company or any Restricted Subsidiary transfers such property to another Person and the Company or the Restricted Subsidiary leases or rents it from such Person.
“Subsidiary” means any Person in which a majority of the partnership interests, outstanding voting stock, or other equity interests is owned, directly or indirectly, by the Company and/or a Subsidiary and which is consolidated in the accounts of the Company and/or a Subsidiary.
Events of Default
Unless otherwise indicated for a particular series of debt securities by a Board Resolution, a supplemental indenture, or an Officer’s Certificate, each of the following constitutes an “Event of Default” with respect to each series of debt securities:
(i)default in the payment of the principal of or premium, if any, when due on the debt securities of that series;
(ii)default for 30 days in the payment of interest when due on the debt securities of that series;
(iii)the Company fails to comply with any of its covenants or agreements in the debt securities of that series or in the indenture and such failure continues for 60 days after written notice has been given to the Company by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;
(iv)default by the Company or any Subsidiary under any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary having an aggregate principal amount in excess of the greater of $150,000,000 or 10% of Consolidated Total Assets, or under any mortgage, indenture, or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary having an aggregate principal amount in excess of the greater of $150,000,000 or 10% of Consolidated Total Assets, whether such Indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided, that such acceleration shall not have been rescinded or annulled within 10 days after written notice is given to the Company by the trustee or holders of at least 25% of the outstanding principal amount of debt securities of such series as provided in the indenture; and provided, further, that prior to any declaration of the acceleration of the debt securities as provided in the indenture, an Event of Default under this clause (iv) will be remedied, cured, or waived without further action on the part of either the trustee or any of the holders if the default under such other Indebtedness is remedied, cured or waived;
(v)a final judgment or judgments outstanding against the Company or against any property or assets of the Company in an amount in excess of the greater of $150,000,000 or 10% of Consolidated Total Assets is or are not paid, vacated, bonded, undischarged or unstayed for a period of 30 days after the date of its or their entry; provided, that prior to any declaration of acceleration of the debt securities as provided in the indenture, an Event of Default under this clause (v) will be remedied, cured or waived without further action on the part of either the trustee or any of the holders if the judgment is vacated, bonded, discharged or stayed;
(vi)certain events of bankruptcy, insolvency or reorganization; and
(viii)any other Event of Default provided in the supplemental indenture or Board Resolution under which such series of debt securities is issued or in the form of Notes for such series. (Section 6.01)
The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an Event of Default with respect to the debt securities of any series at the time outstanding (other than an Event of Default referred to in clause (vi) above) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice to the Company, may declare the principal amount of (or other specified amount), premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default referred to in clause (vi) above occurs, the principal amount of (or other specified amount), premium, if any, and accrued and unpaid interest on all the debt securities of each series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.
At any time after the principal of the debt securities of any series shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series then outstanding under the indenture, by written notice to the Company and the trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of that series and the principal of (and premium, if any, on) any and all debt securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the debt securities of that series to the date of such payment or deposit) and (ii) any and all Events of Default under the indenture with respect to such series of debt securities, other than the nonpayment of principal (or other specified amount) and interest, if any, on debt securities of that series that have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in the indenture. No such rescission shall affect any subsequent default or impair any right consequent thereto. (Section 6.02) For information as to waiver of defaults, see “—Modification and Waiver.”
Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses, and liabilities which might be incurred by the trustee in compliance with such request or direction. (Section 7.02(i))
Subject to applicable law and the provisions of the indenture relating to the rights of the trustee and indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.05)

Except to enforce the right to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on the debt securities of any series held by such holder when due, no holder of a debt security of that series may pursue any remedy with respect to the indenture or the debt securities of that series unless:
•the holder previously gave the trustee written notice stating that an Event of Default with respect to the debt securities of that series is continuing;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;
•such holder or holders of the debt securities of that series offer to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense caused by taking such action;
•the trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
•the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request during such 60-day period. (Section 6.06)
The Company shall deliver to the trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed, and fulfilled its obligations under the indenture, and further stating, as to each such officer signing such certificate, that, to such officer’s knowledge, the Company has kept, observed, performed, and fulfilled each and every covenant contained in the indenture and is not in default in the performance or observance of any of the terms, provisions, and conditions under the indenture (or, if a default or Event of Default shall have occurred, describing all such defaults or Events of Default of which such officer has knowledge and what action the Company is taking or proposes to take, if any, with respect thereto). (Section 4.03)
We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
Defeasance of Debt Securities and Certain Covenants
Defeasance and Discharge
The indenture provides that, upon our exercise of our option to be discharged from all our obligations with respect to the debt securities of any series (except for certain obligations, including the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, destroyed, or mutilated debt securities, to maintain a paying agent, service agent and registrar, and to hold moneys for payment in trust), we will be deemed to have been discharged from our obligations with respect to all debt securities of that series then outstanding on the date the conditions to such defeasance are satisfied. (Section 8.02)
In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of debt securities of that series, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, as determined by us, to pay the principal of and any premium and interest on such debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee to the effect that we have received from, or that there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, holders of such debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such deposit, defeasance, and discharge were not to occur. (Section 8.04)

Defeasance of Certain Covenants
The indenture provides that, upon our exercise of our option to be released with respect to the debt securities of any series from our obligations under certain restrictive covenants, including those described under “—Covenants” and the occurrence of certain Events of Default with respect to such restrictive covenants, we will be deemed to be so released with respect to such series of debt securities. (Section 8.03)
In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of debt securities of that series, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, as determined by us, to pay the principal of and any premium and interest on such debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. (Section 8.04)
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect as to all debt securities of a series issued thereunder (except for the rights, powers, trusts, duties, indemnities, and immunities of the trustee under the indenture and our obligations in connection therewith), when:
•either:
◦we have delivered to the trustee for cancellation all debt securities of such series that have been authenticated (except lost, stolen, or destroyed debt securities that have been replaced or paid and debt securities for whose payment money and/or Government Securities have been deposited in trust or segregated and held in trust by us and thereupon repaid to us or discharged from such trust); or
◦all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for giving notice of redemption, and we have irrevocably deposited or caused to be deposited with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in amounts as will be sufficient, as determined by us, to pay at maturity or upon redemption all debt securities of that series not theretofore delivered to the trustee for cancellation, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be;
•we have paid or caused to be paid all other sums payable under the indenture with respect to such series of debt securities; and
•we have delivered to the trustee an Opinion of Counsel and an Officer’s Certificate, each stating that all conditions precedent to satisfaction and discharge with respect to such series of debt securities have been complied with.
All our other obligations (except for our obligation to pay and indemnify the trustee) with respect to such series of debt securities will be discharged when all the debt securities of such series have been paid in full. (Section 8.07)
Modification and Waiver
The indenture provides that the trustee may make reasonable rules for action by or a meeting of holders.
We and the trustee may amend or supplement the indenture or the debt securities of any series without notice to any holder but with the written consent of the holders of at least a majority in principal amount of each series of debt securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such debt securities) affected by such amendment or supplement by execution of a supplemental indenture. However, without the consent of each holder affected, an amendment or supplement may not:
•reduce the principal amount of any debt securities issued under the indenture whose holders must consent to an amendment, supplement, or waiver;
•reduce the rate of or extend the time for payment of interest, including default interest, on any debt security issued under the indenture;
•reduce the principal of or change the Stated Maturity of any debt security issued under the indenture;
•reduce the amount payable upon the redemption of any debt security issued under the indenture or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any debt security may be redeemed (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption may be sent to the holders of any debt security) or, once notice of redemption has been given to the holders of any debt security, the time at which it must thereupon be redeemed;
•make any debt security issued under the indenture payable in money other than that stated in such debt security;
•waive a default or Event of Default in the payment of principal of or any premium or interest on the debt securities issued under the indenture (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding and a waiver of the payment default that resulted from such acceleration);
•make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities issued under the indenture to receive payments of principal of or any premium or interest on the debt securities;
•waive a redemption payment with respect to any debt security issued under the indenture; or
•make any change to the waiver of past defaults or the rights of holders to receive payment under the provisions in the indenture relating to the waiver of past defaults and the rights of holders to receive payment or in the amendment and waiver provisions described above. (Section 9.02)
The holders of a majority in principal amount of any series of debt securities then outstanding (including consents obtained in connection with the purchase of, or tender of or exchange offer for, such debt securities) may, on behalf of the holders of all the debt securities of such series, by written notice to the trustee, waive an existing default and its consequences except:
•a default in the payment of the principal of and any premium and accrued and unpaid interest on debt securities of such series; or
•a default in respect of certain covenants and provisions of the indenture that cannot be amended without the consent of the holder of each debt security of such series then outstanding.
However, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, in accordance with the acceleration provisions under the indenture. (Section 6.04)
We may fix as a record date for the purpose of determining the holders of the debt securities entitled to give their consent or take any action required or permitted to be taken pursuant to the indenture. If a record date is fixed, only persons who were holders at such record date (or their duly designated proxies) are entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such holders continue to be holders after such record date. (Section 9.03)

With respect to the debt securities, notwithstanding the preceding paragraphs, without the consent of any holder of such debt securities, we and the trustee may amend or supplement the indenture or the debt securities:
•to cure any ambiguity, defect, omission, or inconsistency;
•to provide for uncertificated debt securities in addition to or in place of definitive debt securities;
•to provide for the assumption of our or any guarantor’s obligations, as applicable, to holders of such debt securities in the case of a merger or consolidation or sale of all or substantially all of our assets;
•to add guarantors with respect to any series of debt securities or to release guarantors from their guarantees of such debt securities, in accordance with the terms of the debt securities;
•to make any changes that would provide additional rights or benefits to the holders of such debt securities that do not adversely affect the legal rights under the indenture of any such holder;
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;
•to provide for the issuance of additional debt securities in accordance with the indenture;
•to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities and to add or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the indenture by more than one trustee;
•with respect to any series of debt securities, to conform the text of the indenture applicable thereto or the debt securities of such series to any provision of the section “Description of the Notes,” “Description of Notes,” or “Description of Debt Securities” in the offering memorandum, prospectus supplement, or other like offering document relating to the initial offering of such series of debt securities that is intended to be a verbatim recitation of the terms of such series of debt securities;
•to establish the form or terms of debt securities and coupons of any series of debt securities;
•to add to, change, or eliminate any of the provisions of the indenture so long as any such addition not otherwise permitted under the indenture shall (i) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (ii) become effective only when there is no such security outstanding; or
•to make any other change that does not materially adversely affect the rights of any holder of such debt securities, as determined conclusively by us in good faith. (Section 9.01)
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.08)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS
Further information about the selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or the selling securityholders may sell the offered securities from time to time:
•through underwriters or dealers;
•through agents;
•directly to one or more purchasers; or
•through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of UL Solutions Inc. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$ *
FINRA filing fee	$ **
NYSE listing fee	$ **
Printing expenses	$ **
Legal fees and expenses	$ **
Accounting fees and expenses	$ **
Blue Sky, qualification fees and expenses	$ **
Transfer agent fees and expenses	$ **
Trustee fees and expenses	$ **
Depositary fees and expenses	$ **
Warrant agent fees and expenses	$ **
Miscellaneous	$ **
Total	$ **
__________________
*Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement and is therefore not currently determinable.
**These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Our amended and restated bylaws provide that we will indemnify and hold harmless our directors and officers to the fullest extent authorized by Delaware law against all liability, expenses and loss reasonably incurred in connection with their service as a director or officer on behalf of the Company. Additionally, as permitted by Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation provides that, to the fullest extent authorized by Delaware law, none of our directors or officers shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
We have entered into indemnification agreements with each of our directors and executive officers and certain other employees. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law. We also maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 16.    Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of UL Solutions Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on April 17, 2024).

3.2	Amended and Restated Bylaws of UL Solutions Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on April 17, 2024).

4.1	Specimen Common Stock Certificate of UL Solutions Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1 filed with the SEC on November 13, 2023).

4.2	Indenture, dated as of August 5, 2025, between UL Solutions Inc. and Computershare Trust Company, N.A., as trustee.

4.3*	Form of Debt Security.

4.4*	Form of Deposit Agreement.

4.5*	Form of Warrant.

4.6*	Form of Warrant Agreement.

4.7*	Form of Purchase Contract Agreement.

4.8*	Form of Unit Agreement.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (incorporated by reference to the signature page hereto).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, N.A., as trustee under the indenture filed as Exhibit 4.2 above.

99.1
Registration Rights Agreement, dated April 2, 2024, by and between ULSE Inc. and UL Solutions Inc. (incorporated by reference to Exhibit 10.1 to Amendment No. 2 to the Company’s Form S-1 filed with the SEC on April 2, 2024).

99.2
Stockholder Agreement, dated April 2, 2024, by and between ULSE Inc. and UL Solutions Inc. (incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Company’s Form S-1 filed with the SEC on April 2, 2024).

107.1	Filing Fee Table.
__________________
*To be filed by amendment or incorporated by reference in connection with the offering of the securities.
Item 17.    Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, Illinois on August 5, 2025.

UL SOLUTIONS INC.

By:	/s/ Jennifer F. Scanlon
	Name:	Jennifer F. Scanlon
	Title:	President and Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Jennifer F. Scanlon and Ryan D. Robinson, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jennifer F. Scanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2025
Jennifer F. Scanlon

/s/ Ryan D. Robinson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 5, 2025
Ryan D. Robinson

/s/ Karen K. Pepping	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 5, 2025
Karen K. Pepping

/s/ James P. Dollive	Director	August 5, 2025
James P. Dollive

/s/ Marla C. Gottschalk	Director	August 5, 2025
Marla C. Gottschalk

/s/ Friedrich Hecker	Director	August 5, 2025
Friedrich Hecker

/s/ Charles W. Hooper	Director	August 5, 2025
Charles W. Hooper

/s/ Kevin J. Kennedy	Director	August 5, 2025
Kevin J. Kennedy

/s/ Vikram U. Kini	Director	August 5, 2025
Vikram U. Kini

/s/ James M. Shannon	Director	August 5, 2025
James M. Shannon

/s/ Sally Susman	Director	August 5, 2025
Sally Susman

/s/ Michael H. Thaman	Director	August 5, 2025
Michael H. Thaman

/s/ Elisabeth Tørstad	Director	August 5, 2025
Elisabeth Tørstad

/s/ George A. Williams	Director	August 5, 2025
George A. Williams